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                                                                   Exhibit 10.11


                                   STUART SUBOTNICK
                                  215 E. 67TH STREET
                               NEW YORK, NEW YORK 10021





                              December 18, 1997


Big City Radio, Inc.
11 Skyline Drive
Hawthorne, New York 10532

                    Re:  Big City Radio, Inc.
                         Standby Commitment Letter
                         -------------------------

Dear Sirs:

          I hereby agree that if upon consummation of the initial public offering (the "IPO") of Big City Radio, Inc. (the "Company"), the net proceeds from the IPO, including net proceeds from the exercise, if any, of the underwriters' over-allotment option, do not aggregate at least $29 million, I will purchase such a number of shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock") at a price of $7.00 per share, as may be necessary to increase the sum of (x) aggregate net proceeds of the IPO plus (y) aggregate net proceeds of my purchase of shares of Class A Common Stock to $29.0 million. The shares of Class A Common Stock being purchased pursuant to this Standby Commitment Letter shall be deemed to be Registrable Securities subject to the benefits of the Registration Rights Agreement dated as of the date hereof between the undersigned, Anita Subotnick and the Company.

          This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original.

                                   Very truly yours,

                                   /s/ Stuart Subotnick

                                   Stuart Subotnick

Agreed and Accepted as of the date
  first written above

BIG CITY RADIO, INC.

By: /s/ Michael Kakoyiannis
   --------------------------------
    Name: Michael Kakoyiannis
    Title: President and Chief Executive Officer